
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 6/30/95 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the six months ended
6/30/95 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                               6-MOS
<FISCAL-YEAR-END>                                     DEC-31-1995
<PERIOD-START>                                        JAN-01-1995
<PERIOD-END>                                          JUN-30-1995
<CASH>                                                      1,616
<SECURITIES>                                                    0
<RECEIVABLES>                                              90,967
<ALLOWANCES>                                                3,296
<INVENTORY>                                                83,881
<CURRENT-ASSETS>                                          236,811
<PP&E>                                                     75,549
<DEPRECIATION>                                             31,439
<TOTAL-ASSETS>                                            457,876
<CURRENT-LIABILITIES>                                      95,954
<BONDS>                                                   215,231
<COMMON>                                                    3,672
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<OTHER-SE>                                                 96,482
<TOTAL-LIABILITY-AND-EQUITY>                              457,876
<SALES>                                                   169,625<F1>
<TOTAL-REVENUES>                                          257,045
<CGS>                                                     138,614<F1>
<TOTAL-COSTS>                                             217,999
<OTHER-EXPENSES>                                                0
<LOSS-PROVISION>                                              473<F2><F3>
<INTEREST-EXPENSE>                                         10,223
<INCOME-PRETAX>                                             1,551
<INCOME-TAX>                                                  543
<INCOME-CONTINUING>                                         1,008
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                                1,008
<EPS-PRIMARY>                                                 .05
<EPS-DILUTED>                                                 .05

<F1>See Note 4 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts is included with Selling,
General and Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title
"Provision for losses on accounts receivables".

